T. ROWE PRICE FUNDS
                  RULE 22c-2 SHAREHOLDER INFORMATION AGREEMENT


This Agreement is made as of October 16, 2006, or such other compliance date mandated by Rule 22c-2 of the Investment Company Act of 1940 ("Rule 22c-2"), by and between T. Rowe Price Services, Inc. ("Services"), T. Rowe Price Investment Services, Inc., ("Investment Services") (collectively "T. Rowe Price") and Liberty Life Insurance Company ("Intermediary").

     WHEREAS, Services is the registered transfer agent and Investment Services is the distributor and underwriter for the T. Rowe Price Funds ("Funds");

     WHEREAS, Intermediary facilitates trading for shareholders investing in one or more of the Funds;

     WHEREAS, Rule 22c-2 requires T. Rowe Price or the Funds to enter into a Shareholder Information Agreement with each financial intermediary, as defined by Rule 22c-2; and

     WHEREAS,  T.  Rowe  Price  has  identified   Intermediary  as  a  financial
intermediary.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1.       Definitions

                  A. The term "Fund" includes Services, Investment Services, and/or the Fund. The term not does include any money market find.

                  B. The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund that are held by the Intermediary.

                  C. The term "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name.

                  D. For retirement recordkeepers, the term "Shareholder" means the Plan participant notwithstanding that the Plan maybe deemed to be the beneficial owner of Shares.

                  E. For insurance companies, the term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary.

                  F. The term "written" includes electronic writing and facsimile transmissions.

         2. Agreement to Provide Information. Intermediary agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the intermediary during the period covered by the request..

                  A. Period Covered by Request. Requests must set forth a specific period for which transaction information is sought, which will generally not exceed ninety (90) calendar days of transaction information. The Fund will not request transaction information older than ninety (90) days from the date of the request unless the Fund deems it necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

                  B. Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than five (5) business days or such other time as agreed to by the Fund, after receipt of a request. If the requested information is not on the Intermediary's books and records, Intermediary agrees to (within the time period designated above): (i) provide or arrange to provide to the Fund the required information from shareholders who hold an account with an indirect intermediary, or (ii) if directed by the Fund, block further purchases of fund shares from each indirect intermediary In such instances, Intermediary agrees to inform the Fund whether it plans to perform
(i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in Rule 22c-2.

                  C. Limitations on Use of information. The Fund agrees not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

         3. Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares or take such other action as requested by the Fund for a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Intermediary's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

                  A. Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed and how long the restrictions are to remain in place. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates. Upon request of the Intermediary, Fund agrees to provide to the Intermediary, along with any written instructions to prohibit further purchases or exchanges of Shares by Shareholder, information regarding those trades of the Shareholder that violated the Fund's policies relating to eliminating or reducing any dilution of the value of the Fund's outstanding Shares.

                  B. Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.

                  C. Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first written above
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
T. ROWE PRICE INVESTMENT SERVICES, INC.                       T. ROWE PRICE INVESMENT SERVICES, INC.

By:                                                           By:
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Name: Laura Chasney                                           Name: Laura Chasney

Title: Vice President                                         Title: Vice President

Date:                                                         Date:
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INTERMEDIARY - LIBERTY LIFE INSURANCE COMPANY

By:
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Name:             Michael Deardorff

Title:            Sr. Vice President
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Date:
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Intermediary: Please provide the following information:

Intermediary information
Address 1:        2300 Main Street
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Address 2:
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Address 3:
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City: Kansas City
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State, Zip Code MO  64108
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Phone:
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Email:
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If Company trades through NSCC', please also provide the NSCC Firm Number(s,)
covered by this Agreement.

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